UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40768	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	OMQS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2023, OmniQ Corp. (the “Company”) entered into a Share and Rights Purchase Agreement (the Agreement”) with Afcon Holdings Ltd., (“Afcon”), a company organized under the laws of the State of Israel, and Ateka Ltd. (“Ateka”), a company organized under the laws of the State of Israel (Afcon and Ateka, jointly and severally, shall be referred to together as the “Sellers”) (OminQ and its newly formed wholly owned subsidiary which shall be alternatively referred to together as the “Company” or the “Purchaser”), and Tadiran Telecom Communication Services in Israel Ltd. (“TBSI”), a company organized under the laws of the State of Israel, Tadiran Telecom Communication Services in Israel L.P. (“TBSI LP”), a limited partnership organized under the laws of the State of Israel, Tadiran Telecom Technologies (2011) Ltd. (“TTT”), a company organized under the laws of the State of Israel, Tadiran Telecom (TTL) L.P. (“TTL LP”) a limited partnership organized under the laws of the State of Israel (TBSI, TBSI LP, TTT and TTL LP shall be referred together as “TT”).

Afcon owns 100% of the shares of TBSI and 99% of the partnership equity rights in TBSI LP (the remaining 1% being held by TBSI), and Ateka owns 100% of the shares of TTT, and 99% of the partnership equity rights in TTL LP (the remaining 1% being held by TTT) (collectively the “Purchased Equity”). The Agreement provides that the Purchaser will acquire from the Sellers, the Purchased Equity in exchange for total consideration of $15.25 million (the “Purchase Price”) to be paid as follows: (i) $12,500,000 in cash and (ii) shares of the Company’s common stock having a value of $2.75 million based on market prices at closing. It is expected that, as part of the consideration, OmniQ will arrange a loan to TT in the approximate amount of $6.1 million that will repay all debts of TT to the Sellers. This $6.1 million debt repayment is part of the $12,500,00 cash portion of the Purchase Price. The Sellers are also eligible to earn an additional $750,000 of shares of OmniQ common stock if TT’s EBITA is positive in 24 months from closing.

The closing of the Agreement is subject to certain closing conditions including but not limited to obtaining approval from the Israeli Competition (Antitrust) Commission, all necessary union approvals, certain third party consents, and the compliance with certain cash and working capital requirements.

The description of the Share Purchase Agreement is a summary and is qualified by the actual agreement which is filed as exhibit 10.1 which is incorporated herein.

Item 7.01 Regulation FD Disclosure

On June 22, 2023, OmniQ Corp. (the “Company”) issued a press release regarding the subject matter of item 1.01.. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Share and Rights Purchase Agreement dated July 6, 2023
99.1	Press Release dated July 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023

OMNIQ Corp.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO